UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2014

Portola Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35935	20-0216859
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

270 E. Grand Avenue South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 246-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2014, Jean-Jacques Bienaimé tendered his resignation as a member of the Board of Directors (the “Board”) of Portola Pharmaceuticals, Inc. (“Portola”) effective June 30, 2014, and as a member and the chairperson of the Compensation Committee of the Board, effective immediately. Mr. Bienaimé served as a Portola Director since September 2010. Mr. Bienaimé resigned as a member of the Board in order to reduce the number of public company boards on which he sits. His resignation was not the result of any disagreement with Portola on any matter relating to its operations, policies or practices, and Portola wishes to thank Mr. Bienaimé for his contribution to the Board.

On May 27, 2014, the Board appointed John H. Johnson as chairperson of the Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Portola Pharmaceuticals, Inc.

Dated: May 27, 2014
	By:	/s/ Mardi C. Dier
Mardi C. Dier
Executive Vice President and Chief Financial Officer